UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 26, 2012

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 20 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 26, 2012, Pluristem Therapeutics Inc., or Pluristem, entered into an At Market Issuance Sales Agreement, or the Sales Agreement, with MLV & Co. LLC, or MLV, pursuant to which Pluristem may issue and sell shares of its common stock having an aggregate offering price of up to $95,000,000 from time to time through MLV as Pluristem’s sales agent.

Any sales of shares of common stock pursuant to the Sales Agreement will be made under Pluristem’s previously filed and currently effective shelf registration statement on Form S-3 (File No. 333-177009), or the Registration Statement, and the related prospectus supplement dated and filed on December 26, 2012.  MLV may sell common stock by any method deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including directly on The NASDAQ Capital Market or sales made to or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. Subject to the terms and conditions of the Sales Agreement, MLV will use its commercially reasonable efforts to sell the shares of Pluristem’s common stock from time to time, based upon Pluristem’s instructions (including any price, time or size limits or other parameters or conditions that Pluristem may impose). Pluristem will pay to MLV in cash a commission of up to 3.0% of the gross proceeds from the sale of any shares of common stock by MLV under the Sales Agreement. Pluristem and MLV have also provided each other with customary indemnification rights.

Pluristem is not obligated to make any sales of common stock under the Sales Agreement and no assurance can be given that Pluristem will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that it will sell, or the dates on which any such sales will take place. The Sales Agreement may be terminated by either party at any time upon 10 days’ notice to the other party, or by MLV at any time in certain circumstances. In addition, the Sales Agreement will automatically terminate upon the sale of all common stock subject to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, relating to the common stock being offered, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement dated December 26, 2012 between Pluristem Therapeutics Inc. and MLV & Co. LLC

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP

23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

By:	/s/ Yaky Yanay
Name:	Yaky Yanay
Title:	Chief Financial Officer

Date: December 26, 2012